EXHIBIT 10.2

                            TERM LOAN PROMISSORY NOTE


$2,500,000.00                                               Chicago, Illinois
                                                            August 15, 1996


         FOR VALUE RECEIVED, the undersigned, Fill-Mor Holding, Inc., a Delaware corporation, ("Borrower"), HEREBY PROMISES TO PAY to the order of Manufacturers Bank, an Illinois state banking corporation with main offices in Illinois ("Bank"), at the address of the Bank at 1200 N. Ashland, Chicago, Illinois, or at such other place as Bank may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS AND NO CENTS ($2,500,000.00) plus interest, on the terms hereinafter provided. Capitalized terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Loan Agreement (as hereinafter defined).

         This Term Note is issued pursuant to that certain Loan Agreement, dated of even date herewith, by and among Borrower, ARTRA GROUP Incorporated ("ARTRA") and Bank, (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), and is entitled to the benefit and security of the other Loan Documents referred to therein. Reference is hereby made to the Loan Agreement for a statement of all of the terms and conditions under which the loan evidenced hereby was made and is to be repaid.

         Borrower promises to pay interest on the unpaid principal balance of this Note, payable monthly, calculated at a variable rate per annum equal to the Reference Rate. Interest shall be payable on the fifteenth (15th) day of each month, commencing on September 15, 1996. Borrower promises to pay to the Bank on November 13, 1996, the entire unpaid principal balance of this Note plus all accrued and unpaid interest hereon.

         Borrower shall have the right to extend the maturity date of this Note for an additional ninety (90) days provided that each of the following conditions shall have been satisfied: (a) Borrower shall give the Bank five (5) days prior notice of its intention to extend this Note and shall pay the Bank the additional Term Loan Fee described in Section 2.8 of the Loan Agreement, (b) at the time of such extension, there shall be no Default or Event of Default, and (c) all accrued and unpaid interest on this Note shall be paid in full.

         "Reference Rate" shall mean the rate of interest announced by Bank from time to time as its reference rate, which shall not necessarily be the lowest rate of interest which Bank charges to its customers. Interest rate changes will be effective for interest computation purposes as and when the Reference Rate changes.

          All computations in interest shall be made by Bank on the basis of a three hundred sixty (360) day year in each case for the actual number of days occurring in the period for which such interest is payable. Each determination by Bank of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

         Upon the occurrence of an Event of Default, this Term Note shall bear interest at a rate per annum equal to five percent (5%) over the Reference Rate (the "Default Rate") from the date of the Event of Default until the default is cured.

         Borrower may prepay the obligations under this Term Note in full or in part, without penalty, during the term, upon three (3) days prior written notice to Bank. Any prepayments of less than all of the outstanding balance of the Term Loan shall be applied first to then due and payable fees and expenses; then to accrued interest owed; then to the then remaining balance of the Term Loan until paid in full.

         If any payment on this Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         In the event of non-payment when due of any amount payable on this Note or any other Event of Default shall occur, then this Note and all other indebtedness of the Borrower to the Bank, at the option of Bank, shall immediately become due and payable, without notice or demand on the Borrower, together with all expenses, costs and reasonable attorneys' fees incurred or expended by the Bank in enforcing its rights hereunder which shall become additional indebtedness immediately due and payable hereon, and Bank may exercise any of the remedies provided by the Loan Agreement, the Pledge Agreement, the Put Agreement, any of the other Loan Documents, or under applicable Illinois law.

         The Bank may, at any time or times after an Event of Default, appropriate and apply toward the payment of this Note any moneys, credits, deposits, checks, accounts, drafts, securities, certificates of deposit or other property belonging to the Borrower, in the possession of or under the control of the Bank as well as any indebtedness of the Bank to the Borrower, then due and become due.

         This Term Note may be assigned by the Bank to Pedersen in accordance with the terms of the Put Agreement.

         Borrower hereby waives presentment, demand, notice of dishonor and all other notices and demands in connection with the enforcement of the Bank's rights hereunder. Any failure of the Bank to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time.

         Borrower agrees to reimburse the Bank upon demand for any and all costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys' fees, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or incurred in any other matter or proceeding relating to this Note.

         Borrower hereby represents that the principal amount of the loan evidenced hereby is a business loan, that the proceeds thereof shall be used for business purposes only and that the same is exempt from limitations upon lawful interest, pursuant to the terms of Section 205/4 of Chapter 815 of the Illinois Complied Statutes.

         This Note may not be amended, modified or changed nor shall any waiver of any of the provisions hereof be effective, except only by an instrument in writing, signed by the party against whom enforcement of any waiver. amendment, change, modification or discharge is sought.

         To further secure the payment of this Note, Borrower hereby irrevocably authorizes any attorney of any court of record to appear for the Borrower in such court in term, time or vacation, at any time hereafter and confess judgment without process against Borrower, in favor of the holder of this Note for such sums as may appear to be unpaid and owing thereon together with interest, costs and attorneys' fees, and to waive and release all errors which may intervene in such proceeding and consent to immediate execution upon such judgment, hereby ratifying and confirming all that said attorney may do by virtue hereof.

         The provisions of this Note shall be binding upon Borrower, it successors and assigns, and shall inure to the benefit of and extend to the Bank and any holder hereof.

         This Note has been delivered at Chicago, Illinois and shall be construed according to the laws of the State of Illinois, in which State it shall be performed by the Borrower. The Borrower agrees that, subject to the Bank's sole and absolute election, all legal actions or proceedings in any manner or respect arising out of or related to this Note shall be brought and litigated only in courts having situs in Cook County, Illinois; and the Borrower hereby consents to and submits to the jurisdiction of any local, state or federal court located within Cook County, and the Borrower hereby waives any right the Borrower may have to transfer or change the venue of any such legal action or proceeding.

         The Borrower waives irrevocably the right to a trial by jury in any action or proceeding to enforce or defend any rights (a) under this Note or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith, or (b) arising from any banking relationship existing in connection with this Note, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

                                   Fill-Mor Holding, Inc.


                                   By: ______________________________
                                   Title: ___________________________